Exhibit 107
Calculation of Filing Fee Table
Form S-8
(Form Type)
MARKETWISE, INC.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Plan	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit (1)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
2021 Incentive Award Plan	Equity	Class A common stock, par value $0.0001 per share	Other	1,630,554.00 (2)	$18.58	$30,295,693.32	0.00015310	$4,638.27
2021 Incentive Award Plan	Equity	Class A common stock, par value $0.0001 per share	Other	74,865.00 (3)	$18.58	$1,390,991.70	0.00015310	$212.96
Employee Stock Purchase Plan	Equity	Class A common stock, par value $0.0001 per share	Other	37,477.00 (4)	$18.58	$696,322.66	0.00015310	$106.61
Fees previously paid								$—
	Total Offering Amounts							$4,957.84
	Total Fees Previously Paid							$—
	Total Fee Offsets (5)							$—
	Net Fee Due							$4,957.84
(1)For purposes of computing the registration fee only. Pursuant to Rule 457(c) and 457(h) of the Securities Act, the Proposed Maximum Offering Price Per Share with respect to the Plan is based upon the average of the high and low prices of the Registrant’s Class A common stock, as reported on The Nasdaq Global Market on June 24, 2025, which date is within five business days prior to the filing of this Registration Statement.

(2)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Class A common stock (“Shares”) that may, from time to time, be offered or issued under the 2021 Incentive Award Plan (the “2021 Plan”) of MarketWise, Inc. (the “Registrant”) to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(3)Represents shares issuable under the 2021 Plan pursuant to the provisions providing for automatic annual increases in the number of shares of Common Stock reserved and available for issuance under the 2021 Plan.

(4)Represents shares issuable under the MarketWise, Inc. 2021 Employee Stock Purchase Plan (the "2021 ESPP") pursuant to provisions providing for automatic annual increases in the number of shares of Common Stock reserved and available for issuance under the 2021 ESPP.

(5)The Registrant does not have any fee offsets.